Exhibit 99.1
Ziff Davis Reports Second Quarter 2023 Financial Results and
Reaffirms 2023 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the second quarter ended June 30, 2023.

“We are cautiously optimistic about the second half of the year, as we are seeing some positive trends in our businesses,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “We are especially enthusiastic about our recently announced strategic partnership with Xyla, which we believe will accelerate AI enablement across our portfolio."

SECOND QUARTER 2023 RESULTS

•Q2 2023 quarterly revenues decreased 3.4% to $326.0 million compared to $337.4 million for Q2 2022.
•Income from operations decreased 15.2% to $38.9 million compared to $45.9 million for Q2 2022.
•Net income (loss) increased to $16.7 million compared to $(46.4) million for Q2 2022 primarily due to losses on our investment in Consensus Cloud Solutions, Inc. (“Consensus”) in Q2 2022 that did not recur.
•Net income (loss) per diluted share(2) increased to $0.36 in Q2 2023 compared to $(0.99) for Q2 2022.
•Adjusted EBITDA(1) for the quarter decreased 9.6% to $106.7 million compared to $118.0 million for Q2 2022.
•Adjusted net income(1) decreased 19.9% to $59.6 million compared to $74.4 million for Q2 2022.
•Adjusted net income per diluted share(1)(2) (or “Adjusted diluted EPS”) for the quarter decreased 19.6% to $1.27 compared to $1.58 for Q2 2022.
•Net cash provided by operating activities was $39.7 million in Q2 2023 compared to $76.0 million in Q2 2022. Free cash flow(1) was $14.5 million in Q2 2023 compared to $52.6 million in Q2 2022.
•Ziff Davis ended the quarter with approximately $829.3 million in cash, cash equivalents, and investments after deploying approximately $62.7 million primarily related to share repurchases and approximately $1.5 million during the quarter for current and prior year acquisitions.
The following table reflects additional results for the three and six months ended June 30, 2023 and 2022, respectively (in millions, except per share amounts).

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2023	2022		2023	2022
Revenues
Digital Media	$252.8	$258.4	(2.2)%	$487.0	$493.0	(1.2)%
Cybersecurity and Martech	$73.2	$79.0	(7.3)%	$146.2	$159.4	(8.3)%
Total revenue(3)	$326.0	$337.4	(3.4)%	$633.2	$652.4	(3.0)%
Income from operations	$38.9	$45.9	(15.2)%	$65.2	$76.4	(14.7)%
Operating income margin	11.9%	13.6%	(1.7)%	10.3%	11.7%	(1.4)%
Net income (loss)	$16.7	$(46.4)	135.9%	$9.1	$(21.9)	141.6%
Net income (loss) per diluted share(2)	$0.36	$(0.99)	136.4%	$0.19	$(0.47)	140.4%
Adjusted EBITDA(1)	$106.7	$118.0	(9.6)%	$201.0	$218.8	(8.1)%
Adjusted EBITDA margin(1)	32.7%	35.0%	(2.3)%	31.7%	33.5%	(1.8)%
Adjusted net income(1)	$59.6	$74.4	(19.9)%	$111.3	$132.4	(15.9)%
Adjusted diluted EPS(1)(2)	$1.27	$1.58	(19.6)%	$2.37	$2.81	(15.7)%
Net cash provided by operating activities	$39.7	$76.0	(47.8)%	$155.0	$192.5	(19.5)%
Free cash flow(1)	$14.5	$52.6	(72.4)%	$99.8	$138.6	(28.0)%

Notes:

(1)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures,” further in this report.
(2)
The estimated GAAP effective tax rates were approximately 27.2% and (33.2)% for the three months ended June 30, 2023 and 2022, respectively, and 23.7% and 12,760.8% for the six months ended June 30, 2023 and 2022, respectively. The estimated Adjusted effective tax rates were approximately 24.8% and 22.7% for the three months ended June 30, 2023 and 2022, respectively, and 24.3% and 22.9% for the six months ended June 30, 2023 and 2022, respectively.

(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2023 as follows (in millions, except per share data):

	2023 Range of Estimates
	Low	High
Revenue	$1,350.0	$1,408.0
Adjusted EBITDA	$479.0	$514.0
Adjusted diluted EPS*	$6.02	$6.54

* Adjusted diluted EPS for 2023 excludes share-based compensation ranging between $32 million and $34 million, amortization of acquired intangibles, and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2023 will be between 23.0% and 25.0%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast and conference call discussing its second quarter 2023 financial results on Friday, August 4, 2023, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2023 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2022 Annual Report on Form 10-K filed by Ziff Davis on March 1, 2023, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2023 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$679,090	$652,793
Short-term investments	35,816	58,421
Accounts receivable, net of allowances of $7,511 and $6,868, respectively	285,909	304,739
Prepaid expenses and other current assets	74,044	68,319
Total current assets	1,074,859	1,084,272
Long-term investments	114,356	127,871
Property and equipment, net of accumulated amortization of $296,223 and $255,586, respectively	192,380	178,184
Intangible assets, net	401,639	462,815
Goodwill	1,599,896	1,591,474
Deferred income taxes	8,561	8,523
Other assets	77,598	80,131
TOTAL ASSETS	$3,469,289	$3,533,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$127,145	$120,829
Accrued employee related costs	33,659	42,178
Other accrued liabilities	52,702	39,539
Income taxes payable, current	11,052	19,712
Deferred revenue, current	188,725	187,904
Accrued liabilities and other current liabilities	22,760	22,286
Total current liabilities	436,043	432,448
Long-term debt	1,000,178	999,053
Deferred revenue, noncurrent	8,303	9,103
Deferred income taxes	58,198	79,007
Income taxes payable, noncurrent	8,486	11,675
Other long-term liabilities	95,399	109,373
TOTAL LIABILITIES	1,606,607	1,640,659

Common stock	464	473
Additional paid-in capital	448,920	439,681
Retained earnings	1,492,879	1,537,830
Accumulated other comprehensive loss	(79,581)	(85,373)
TOTAL STOCKHOLDERS’ EQUITY	1,862,682	1,892,611
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,469,289	$3,533,270

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Total revenues	$326,016	$337,356	$633,158	$652,424
Operating costs and expenses:
Cost of revenues	47,421	46,004	93,151	92,104
Sales and marketing	119,934	123,777	235,854	241,539
Research, development, and engineering	17,817	19,721	35,731	38,148
General and administrative	101,949	101,967	203,212	204,184
Total operating costs and expenses	287,121	291,469	567,948	575,975
Income from operations	38,895	45,887	65,210	76,449
Interest expense, net	(10,483)	(9,569)	(14,963)	(19,859)
Gain on debt extinguishment, net	—	2,613	—	1,393
(Loss) gain on investments, net	—	(48,243)	357	(48,243)
Unrealized loss on short-term investments held at the reporting date, net	(3,196)	(27,317)	(23,541)	(18,366)
Other (loss) income, net	(1,503)	6,345	(2,411)	8,744
Income (loss) before income taxes and loss from equity method investment, net	23,713	(30,284)	24,652	118
Income tax expense	(6,461)	(10,051)	(5,845)	(15,131)
Loss from equity method investment, net	(573)	(6,101)	(9,755)	(6,886)
Net income (loss)	$16,679	$(46,436)	$9,052	$(21,899)

Basic	$0.36	$(0.99)	$0.19	$(0.47)
Diluted	$0.36	$(0.99)	$0.19	$(0.47)
Weighted average shares outstanding:
Basic	46,798,800	46,978,709	46,892,504	47,016,351
Diluted	46,798,800	46,978,709	46,892,504	47,016,351

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$9,052	$(21,899)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	111,479	118,943
Non-cash operating lease costs	5,924	5,913
Share-based compensation	17,619	14,420
Provision for credit losses (benefit) on accounts receivable	1,819	(1,376)
Deferred income taxes, net	(18,330)	(10,266)
Gain on extinguishment of debt, net	—	(1,393)
Loss from equity method investments	9,755	6,886
Unrealized loss on short-term investments held at the reporting date	23,541	18,366
(Gain) loss on investment, net	(357)	48,243
Other	3,834	2,106
Decrease (increase) in:
Accounts receivable	20,470	77,168
Prepaid expenses and other current assets	(13,038)	5,804
Other assets	(4,030)	(4,990)
Increase (decrease) in:
Accounts payable	(1,332)	(36,504)
Deferred revenue	(1,777)	(11,882)
Accrued liabilities and other current liabilities	(9,594)	(17,055)
Total operating cash provided by continuing operations	155,035	192,484
Cash flows from investing activities:
Purchases of property and equipment	(55,250)	(53,876)
Acquisition of businesses, net of cash received	(9,492)	(92,425)
Investment in available-for-sale securities	—	(15,000)
Proceeds from sale of equity investments	3,174	—
Other	(3,753)	—
Net cash used in investing activities	(65,321)	(161,301)
Cash flows from financing activities:
Payment of debt	—	(72,853)
Proceeds from term loan	—	89,991
Debt extinguishment costs	—	(756)
Repurchase of common stock	(62,678)	(76,345)
Issuance of common stock under employee stock purchase plan	4,724	5,235
Proceeds from exercise of stock options	—	148
Deferred payments for acquisitions	(6,679)	(7,094)
Other	21	(5)
Net cash (used in) provided by financing activities	(64,612)	(61,679)
Effect of exchange rate changes on cash and cash equivalents	1,195	(16,056)
Net change in cash and cash equivalents	26,297	(46,552)
Cash and cash equivalents at beginning of year	652,793	694,842
Cash and cash equivalents at end of year	$679,090	$648,290

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. Excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including:
•Interest expense, net;
•(Gain) loss on debt extinguishment, net;
•(Gain) loss on sale of business;
•Unrealized (gain) loss on short-term investments held at the reporting date, including the unrealized (gain) loss on our investment in Consensus;
•(Gain) loss on investments, net;
•Other (income) expense, net;
•Income tax (benefit) expense;
•(Income) loss from equity method investments, net;
•Depreciation and amortization;
•Share-based compensation;
•Acquisition, integration, and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements;
•Disposal related costs associated with disposal of certain businesses;
•Lease asset impairments and other charges; and
•Goodwill impairment on business.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenue.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest costs related to the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with 1.75% Convertible Notes in each period presented;
•(Gain) loss on debt extinguishment, net;
•(Gain) loss on sale of business;
•Unrealized (gain) loss on short-term investments held at the reporting date, including the unrealized (gain) loss on our investment in Consensus;
•(Gain) loss on investments, net;
•(Income) loss from equity method investments, net;
•Amortization of patents and intangible assets that we acquired;
•Goodwill impairment on business;
•Share-based compensation;
•Acquisition, integration and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements;
•Disposal related costs associated with disposal of certain businesses;
•Lease asset impairments and other charges; and
•Dilutive effect of the convertible debt.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding that excludes the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income (loss) to Adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income (loss)	$16,679	$(46,436)	$9,052	$(21,899)
Interest expense, net	10,483	9,569	14,963	19,859
Gain on debt extinguishment, net	—	(2,613)	—	(1,393)
Unrealized loss on short-term investments held at the reporting date	3,196	27,317	23,541	18,366
Loss (gain) on investments, net	—	48,243	(357)	48,243
Other loss (income), net	1,503	(6,345)	2,411	(8,744)
Income tax expense	6,461	10,051	5,845	15,131
(Gain) loss from equity method investment, net	(927)	6,101	8,255	6,886
Depreciation and amortization	56,856	59,872	111,479	118,943
Share-based compensation	9,217	7,703	17,619	14,420
Acquisition, integration, and other costs	3,369	3,431	6,894	4,965
Disposal related costs	60	65	209	1,304
Lease asset impairments and other charges	(221)	1,079	1,098	2,744
Adjusted EBITDA	$106,676	$118,037	$201,009	$218,825

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended June 30, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$252,820	$73,196	$—	$326,016

Income (loss) from operations	$36,668	$13,565	$(11,338)	$38,895
Income from equity method investment, net	—	—	(1,500)	(1,500)
Depreciation and amortization	45,259	11,590	7	56,856
Share-based compensation	4,070	1,283	3,864	9,217
Acquisition, integration, and other costs	3,256	113	—	3,369
Disposal related costs	—	—	60	60
Lease asset impairments and other charges	(275)	54	—	(221)
Adjusted EBITDA	$88,978	$26,605	$(8,907)	$106,676

	Three months ended June 30, 2022
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$258,343	$79,013	$—	$337,356

Income (loss) from operations	$44,162	$13,023	$(11,298)	$45,887
Depreciation and amortization	47,545	12,263	64	59,872
Share-based compensation	3,306	1,389	3,008	7,703
Acquisition, integration, and other costs	3,183	239	9	3,431
Disposal related costs	—	—	65	65
Lease asset impairments and other charges	637	442	—	1,079
Adjusted EBITDA	$98,833	$27,356	$(8,152)	$118,037

Tables above exclude certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth a reconciliation of Net income (loss) to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended June 30,
	2023	Per diluted share*	2022	Per diluted share*
Net income (loss)	$16,679	$0.36	$(46,436)	$(0.99)
Interest costs	5,509	0.12	83	—
Gain on debt extinguishment, net	—	—	(2,309)	(0.05)
(Gain) loss on sale of business	88	—	—	—
Unrealized (gain) loss on short-term investments held at the reporting date	2,416	0.05	26,273	0.56
(Gain) loss on investments, net	—	—	48,111	1.02
Loss (income) from equity method investment, net	(552)	(0.01)	6,101	0.13
Amortization	25,796	0.55	32,064	0.68
Share-based compensation	7,181	0.15	6,798	0.14
Acquisition, integration, and other costs	2,576	0.05	2,626	0.06
Disposal related costs	44	—	305	0.01
Lease asset impairments and other charges	(160)	—	808	0.02
Adjusted net income	$59,577	$1.27	$74,424	$1.58

	Six months ended June 30,
	2023	Per diluted share*	2022	Per diluted share*
Net income (loss)	$9,052	$0.19	$(21,899)	$(0.47)
Interest costs	5,565	0.12	173	—
Gain on debt extinguishment, net	—	—	(1,393)	(0.03)
(Gain) loss on sale of business	88	—	—	—
Unrealized (gain) loss on short-term investments held at the reporting date	17,681	0.38	17,322	0.37
(Gain) loss on investments, net	(268)	(0.01)	48,111	1.01
Loss (income) from equity method investment, net	8,630	0.18	6,886	0.15
Amortization	50,418	1.08	64,462	1.37
Share-based compensation	13,998	0.30	11,676	0.25
Acquisition, integration, and other costs	5,153	0.11	3,826	0.08
Disposal related costs	156	—	1,123	0.03
Lease asset impairment and other charges	830	0.02	2,066	0.05
Adjusted net income	$111,303	$2.37	$132,353	$2.81

* The reconciliation of Net (loss) income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

	Three months ended June 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$47,421	$—	$—	$—	$—	$—	$(189)	$(94)	$(101)	$—	$—	$47,037
Sales and marketing	$119,934	—	—	—	—	—	—	(1,038)	(653)	—	—	$118,243
Research, development, and engineering	$17,817	—	—	—	—	—	—	(958)	(133)	—	—	$16,726
General and administrative	$101,949	—	—	—	—	1,500	(33,732)	(7,127)	(2,482)	(60)	221	$60,269
Interest expense, net	$(10,483)	7,346	—	—	—	—	—	—	—	—	—	$(3,137)
Unrealized loss on short-term investments held at period end	$(3,196)	—	—	3,196	—	—	—	—	—	—	—	$—
Other loss, net	$(1,503)	—	118	—	—	—	—	—	—	—	—	$(1,385)
Income tax expense	$(6,461)	(1,837)	(30)	(780)	—	375	(8,125)	(2,036)	(793)	(16)	61	$(19,642)
Loss from equity method investment, net	$(573)	—	—	—	—	573	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,509	$88	$2,416	$—	$(552)	$25,796	$7,181	$2,576	$44	$(160)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended June 30, 2022
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$46,004	$—	$—	$—	$—	$—	$(259)	$(142)	$(2)	$—	$—	$45,601
Sales and marketing	$123,777	—	—	—	—	—	—	(1,106)	(1,219)	—	(438)	$121,014
Research, development, and engineering	$19,721	—	—	—	—	—	—	(851)	(195)	—	—	$18,675
General and administrative	$101,967	—	—	—	—	—	(41,642)	(5,604)	(2,015)	(64)	(641)	$52,001
Interest expense, net	$(9,569)	110	—	—	—	—	—	—	—	—	—	$(9,459)
Gain on debt extinguishment, net	$2,613	—	(3,069)	—	—	—	—	—	—	—	—	$(456)
Loss on investment, net	$(48,243)	—	—	—	48,243	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end	$(27,317)	—	—	27,317	—	—	—	—	—	—	—	$—
Other income, net	$6,345	—	—	—	(174)	—	—	—	—	—	—	$6,171
Income tax expense	$(10,051)	(27)	760	(1,044)	42	—	(9,837)	(905)	(805)	241	(271)	$(21,897)
Loss from equity method investment, net	$(6,101)	—	—	—	—	6,101	—	—	—	—	—	$—
Total non-GAAP adjustments		$83	$(2,309)	$26,273	$48,111	$6,101	$32,064	$6,798	$2,626	$305	$808

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$93,151	$—	$—	$—	$—	$—	$(385)	$(170)	$(186)	$—	$—	$92,410
Sales and marketing	$235,854	—	—	—	—	—	—	(1,962)	(2,072)	—	—	$231,820
Research, development, and engineering	$35,731	—	—	—	—	—	—	(1,741)	(308)	—	—	$33,682
General and administrative	$203,212	—	—	—	—	1,500	(67,051)	(13,746)	(4,328)	(209)	(1,098)	$118,280
Interest expense, net	$(14,963)	7,420	—	—	—	—	—	—	—	—	—	$(7,543)
Gain (loss) on debt extinguishment, net	$—	—	—	—	—	—	—	—	—	—	—	$—
Gain on sale of business	$—	—	—	—	—	—	—	—	—	—	—	$—
Gain on investment, net	$357	—	—	—	(357)	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end	$(23,541)	—	—	23,541	—	—	—	—	—	—	—	$—
Other loss, net	$(2,411)	—	118	—	—	—	—	—	—	—	—	$(2,293)
Income tax expense	$(5,845)	(1,855)	(30)	(5,860)	89	375	(17,018)	(3,621)	(1,741)	(53)	(268)	$(35,827)
Loss from equity method investment, net	$(9,755)	—	—	—	—	9,755	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,565	$88	$17,681	$(268)	$8,630	$50,418	$13,998	$5,153	$156	$830

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Six months ended June 30, 2022
	GAAP amount	Adjustments										Adjusted amount
		Interest costs	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Cost of revenues	$92,104	$—	$—	$—	$—	$—	$(538)	$(226)	$(54)	$—	$—	$91,286
Sales and marketing	$241,539	—	—	—	—	—	—	(1,675)	(1,385)	—	(961)	$237,518
Research, development, and engineering	$38,148	—	—	—	—	—	—	(1,480)	(413)	—	—	$36,255
General and administrative	$204,184	—	—	—	—	—	(82,865)	(11,039)	(3,113)	(1,304)	(1,783)	$104,080
Interest expense, net	$(19,859)	231	—	—	—	—	—	—	—	—	—	$(19,628)
Gain on debt extinguishment, net	$1,393	—	(1,849)	—	—	—	—	—	—	—	—	$(456)
Loss on investment, net	$(48,243)	—	—	—	48,243	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end	$(18,366)	—	—	18,366	—	—	—	—	—	—	—	$—
Other income, net	$8,744	—	—	—	(174)	—	—	—	—	—	—	$8,570
Income tax expense	$(15,131)	(58)	456	(1,044)	42	—	(18,941)	(2,744)	(1,139)	(181)	(678)	$(39,418)
Loss from equity method investment, net	$(6,886)	—	—	—	—	6,886	—	—	—	—	—	$—
Total non-GAAP adjustments		$173	$(1,393)	$17,322	$48,111	$6,886	$64,462	$11,676	$3,826	$1,123	$2,066

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$—	$—	$155,035
Less: Purchases of property and equipment	(30,017)	(25,233)	—	—	(55,250)
Free cash flow	$85,290	$14,495	$—	$—	$99,785

2022	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$116,511	$75,973	$100,735	$43,225	$336,444
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	(25,387)	(106,154)
Free cash flow	$86,009	$52,599	$73,844	$17,838	$230,290